 EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Advaxis, Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-130080) on Form S-8 of Advaxis, Inc. (a development stage company) of our report dated January 26, 2012, relating to our audit of the October 31, 2011 financial statements, which appear in this October 31, 2012 Annual Report on Form 10-K of Advaxis, Inc.

/s/ MCGLADREY LLP

New York, New York

February 13, 2013